UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 14, 2005

    First Community Corporation
(Exact Name of Registrant As Specified in Its Charter)

    South Carolina
(State or Other Jurisdiction of Incorporation)

000-28344	57-1010751
(Commission File Number)	(IRS Employer Identification No.)

5455 Sunset Blvd, Lexington, South Carolina (Address of Principal Executive Offices)	29072 (Zip Code)

    (803) 951-2265
(Registrant's Telephone Number, Including Area Code)

    Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.   Departure of Directors or Principal Officers

        On September 14, 2005, Mr. Steve P. Sligh announced his retirement from his position as director of First Community Corporation (the “Company”) and senior vice president of First community Bank, N.A. (the “Bank”), a wholly owned subsidiary of the Company. The retirement will be effective October 3, 2005. There were no disagreements between Mr. Sligh and the Company or the Bank that led to Mr. Sligh’s retirement. No successor to Mr. Sligh has been elected at this time, and the Company does not anticipate filling the vacancy on the board of directors caused by Mr. Sligh’s retirement.

ITEM 1.01.   Entry into a Material Definitive Agreement

        Mr. Sligh will continue to assist the Company and the Bank in the areas of asset, liability and funds management pursuant to an Employment, Consulting, and Non-Compete Agreement dated April 12, 2004 that was amended on September 14, 2005 (the “Agreement”). The Agreement provides that Mr. Sligh will provide consulting services to the Bank and the Company for a period of two years (the “Consulting Period”). During the Consulting Period, the Bank will pay Mr. Sligh an annual consulting fee of $180,000 on a monthly basis in accordance with the Bank’s standard payroll practices. Upon the expiration of the Consulting Period, the Bank will pay to Mr. Sligh the sum of $180,000 per year for three years payable on a monthly basis in accordance with the Bank's standard payroll practices for complying with certain restrictive covenants. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is set forth below as Exhibit 10.1 hereto and is incorporated herein by reference.

        Mr. Sligh's commented on the announcement by saying, "This change provides me with the ideal arrangement which allows me to continue my association with First Community Bank while allowing me the flexibility to pursue other personal and professional interests.” Sligh continued, “I remain excited about the strategic direction of First Community Bank and look forward to being a part of its future success and prosperity.” Mike Crapps, President and Chief Executive Officer of First Community Bank said, “We wish Steve well as he makes this transition.” Crapps quickly added, “We are excited that we will continue to benefit from Steve's expertise and guidance in the areas of asset and liability management as well as with investment strategies for the bond portfolio and we look forward to our continued association.”

ITEM 9.01.   Financial Statements and Exhibits

                     (c)         Exhibits:

Exhibit Number	Description
10.1	Amendment No. 1 to the Employment, Consulting, and Noncompete Agreement between First Community Bank, N.A. and Steve P. Sligh

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY CORPORATION By: /s/ Joseph G. Sawyer Name: Joseph G. Sawyer Title: Chief Financial Officer

Dated:  September 15, 2005

EXHIBIT INDEX

Exhibit Number              Description

10.1                                  Amendment No. 1 to the Employment, Consulting, and Noncompete Agreement between
                                         First Community Bank, N.A. and Steve P. Sligh

4